Exhibit 5(b)

SCHEDULE A

List of Funds

BlackRock International Dividend ETF

BlackRock U.S. Carbon Transition Readiness ETF

BlackRock World ex U.S. Carbon Transition Readiness ETF

iShares Advantage Large Cap Income ETF (f/k/a BlackRock Advantage Large Cap Income ETF)

iShares A.I. Innovation and Tech Active ETF

iShares Enhanced Short-Term Bond Active ETF (f/k/a BlackRock Enhanced Short-Term Bond ETF)

iShares FinTech Active ETF (f/k/a BlackRock Future Financial and Technology ETF)

iShares Government Money Market ETF

iShares Health Innovation Active ETF (f/k/a BlackRock Future Health ETF)

iShares International Country Rotation Active ETF

iShares Large Cap Core Active ETF (f/k/a BlackRock Large Cap Core ETF)

iShares Large Cap Growth Active ETF (f/k/a BlackRock Large Cap Growth ETF)

iShares Large Cap Value Active ETF (f/k/a BlackRock Large Cap Value ETF)

iShares Long-Term U.S. Equity Active ETF (f/k/a BlackRock Long-Term U.S. Equity ETF)

iShares Prime Money Market ETF

iShares Technology Opportunities Active ETF

iShares U.S. Equity Factor Rotation Active ETF (f/k/a BlackRock U.S. Equity Factor Rotation ETF)

iShares U.S. Industry Rotation Active ETF (f/k/a BlackRock U.S. Industry Rotation ETF)

iShares U.S. Thematic Rotation Active ETF (f/k/a BlackRock Future U.S. Themes ETF)

Amended January 22, 2025